Exhibit 99.1

Nutanix Reports Second Quarter Fiscal 2021 Financial Results

Delivers Record ACV Billings, Exceeds Guidance Across all Metrics

Continues Momentum with Run-rate ACV up 28% YoY, Bolstered by Over 100% YoY Growth in Emerging Product New ACV 5

SAN JOSE, Calif.--(BUSINESS WIRE)--February 24, 2021--Nutanix, Inc. (NASDAQ: NTNX), a leader in private cloud, hybrid and multicloud computing, today announced financial results for its second quarter ended January 31, 2021.

“We delivered a strong quarter across the board, exceeding guidance on all metrics and continuing our momentum with key customer wins and solid execution,” said Rajiv Ramaswami, President and CEO of Nutanix. “In my first two months as CEO of Nutanix, my conviction that we have a talented employee base, loyal customers who love the simplicity of our software, and a strong market opportunity ahead of us has only been reinforced.”

“We delivered record ACV billings with growth of 14 percent year-over-year, bolstered by the strength of our emerging products,” said Duston Williams, CFO of Nutanix. “We continued to make progress on our transition to subscription and maintained our disciplined approach to managing operating expenses, which were lower than expected this quarter. We look forward to continuing to execute on our transformation and are confident Nutanix is well positioned for long-term value creation.”

Second Quarter Fiscal 2021 Financial Summary

	Q2 FY’21	Q2 FY’20	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$159.2 million	$139.5 million	14%
Run-rate Annual Contract Value (ACV)[2]	$1.38 billion	$1.08 billion	28%
Total Average Contract Term[3]	3.4 years	3.9 years	(0.5) years
Total Revenue[4]	$346.4 million	$346.8 million	Flat
GAAP Gross Margin	79.5%	78.3%	120 bps
Non-GAAP Gross Margin	82.7%	81.4%	130 bps
GAAP Operating Expenses	$431.7 million	$478.6 million	(10)%
Non-GAAP Operating Expenses	$353.5 million	$396.3 million	(11)%
Free Cash Flow	$(28.5) million	$(73.7) million	$45.2 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

Recent Company Highlights

  Appointed Rajiv Ramaswami as President and Chief Executive Officer: Nutanix announced that it appointed Ramaswami to lead the company in its second decade with a focus on driving sustained growth, improving efficiency, and advancing leadership in the hybrid and multicloud categories. Ramaswami has a 30+ year track record of building and scaling businesses in cloud services, software, and network infrastructure for industry leaders including VMware, Broadcom, Cisco, and IBM.
  Promoted Chris Kaddaras to Chief Revenue Officer: Nutanix promoted Kaddaras to Chief Revenue Officer to recognize his significant contributions spearheading the company’s Sales team transition to ACV and operationalizing the subscription transformation. Since joining Nutanix in 2016, Kaddaras has built and nurtured a talented and resilient Sales organization, while continuing to drive ACV billings growth in the middle of a significant business model shift.
  Named a Leader in Gartner Magic Quadrant for Hyperconverged Infrastructure Software: For the fourth year in a row Nutanix was named in the Gartner Magic Quadrant for Hyperconverged Infrastructure Software. Nutanix was recognized for its hyperconverged infrastructure software capabilities and was positioned highest in execution of all vendors.
  Delivered Object and File Storage Solutions to Edge, Private and Public Clouds: Nutanix released new hybrid cloud capabilities for its unstructured data storage offerings, Objects and Files, enabling customers to simplify data management and effectively manage costs, moving IT teams even closer to true hybrid and multicloud operating models. The new capabilities include cloud tiering for object storage, hybrid cloud file storage, and simplified disaster recovery for both objects and files.
  Introduced Strengthened Ransomware Protection Features: Nutanix added new features to its cloud platform to help protect against ransomware attacks at a time when they’re becoming even more common due to the rise in remote work. These new capabilities build on Nutanix’s rich data services for network security, files and objects storage, and business continuity to help enterprises prevent, detect and recover against ransomware attacks across multiple cloud environments.
  Expanded New Customer Base and New Business with Existing Customers: Nutanix continued to add new customers, ending the second quarter of fiscal 2021 with a total of approximately 18,770 end-customers, including about 950 of the Global 2000 after adding about 20 in the quarter. Second quarter customers who continued to invest in Nutanix as part of their transformation journeys included the following Global 2000 companies: Hitachi Systems Power Services, Ltd., Mercedes-Benz do Brasil Ltda., Roche, Saint-Gobain, Total Gas & Power.

Third Quarter Fiscal 2021 Outlook

ACV Billings	$150 - $155 million
Non-GAAP Gross Margin	Approximately 81%
Non-GAAP Operating Expenses	$365 - $370 million
Weighted Average Shares Outstanding	Approximately 207 million

Supplementary materials to this press release, including our second quarter fiscal year 2021 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s second quarter fiscal 2021 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-833-227-5841 from within the United States or 1-647-689-4068 from outside the United States. The conference ID is 4194788. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 4194788.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings for any given period is defined as the sum of the ACV for all contracts billed during the given period.

2Run-rate ACV at the end of any period is the sum of ACV for all contracts that are in effect as of the end of that period. For the purposes of this calculation, Nutanix assumes that the contract term begins on the date a contract is booked, irrespective of the periods in which the company would recognize revenue for such contract.

3Total Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the quarter.

4Total Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix's ongoing transition to a subscription-based business model.

5New ACV with respect to any given contract is defined as (i) if the contract is (A) with a new customer, the aggregate value of such contract excluding professional services, or (B) with an existing customer, the aggregate value of any upsell / expansion under such contract excluding professional services, in each case divided by (ii) the number of years in the term of such contract, using an assumed term of five years for life-of-device licenses.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), New Annual Contract Value (or New ACV), Run-rate Annual Contract Value (or Run-rate ACV), and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, change in fair value of derivative liability, amortization of debt discount and issuance costs, non-cash interest expense, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash used in operating activities less purchases of property and equipment. Subscription revenue, subscription billings, and professional services billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings, New ACV, and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription and professional services billings are not substitutes for subscription and professional services revenue, respectively. There is no GAAP measure that is comparable to ACV Billings, New ACV or Run-rate ACV, so we have not reconciled the ACV Billings, New ACV and Run-rate ACV numbers included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, initiatives, objectives and outlook, including the actions we have taken to manage operating expenses and changes to the Company’s leadership structure and composition; our ability to execute such plans, initiatives and objectives successfully and in a timely manner, and the benefits and impact of such plans, initiatives and objectives, including our ability to continue executing on our business model transformation, manage our Chief Executive Officer transition, manage our expenses and decrease our cash usage in future periods, drive long-term value creation and sustained growth, and improve efficiency; the competitive market, including our competitive position and our projections about our market share and opportunity; our customer needs and our response to those needs; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new products, services, product features and technology, including those that are still under development or in process; our plans and timing for, and the success and impact of, our transition to a subscription-based business model and any changes in our guidance metrics; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our guidance on estimated ACV Billings, non-GAAP gross margin, non-GAAP operating expenses and weighted average shares outstanding for any future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, initiatives and objectives; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; failure to successfully manage or realize the benefits of our Chief Executive Officer succession; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new products, services, product features or technology; delays or unexpected accelerations in the transition to a subscription-based business model; the rapid evolution of the markets in which we compete; our ability to achieve, sustain and/or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 23, 2020. Additional information will also be set forth in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended January 31, 2021 which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making computing invisible anywhere. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their private, hybrid and multicloud environments. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2021 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2020	January 31, 2021
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$318,737	$298,701
Short-term investments	401,041	990,138
Accounts receivable, net	242,516	164,868
Deferred commissions—current	68,694	92,025
Prepaid expenses and other current assets	63,032	69,994
Total current assets	1,094,020	1,615,726
Property and equipment, net	143,172	131,971
Operating lease right-of-use assets	127,326	121,066
Deferred commissions—non-current	146,834	191,180
Intangible assets, net	49,392	40,702
Goodwill	185,260	185,260
Other assets—non-current	22,543	25,547
Total assets	$1,768,547	$2,311,452
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$54,029	$52,459
Accrued compensation and benefits	109,109	151,014
Accrued expenses and other current liabilities	25,924	26,130
Deferred revenue—current	534,572	578,664
Operating lease liabilities—current	36,569	41,309
Total current liabilities	760,203	849,576
Deferred revenue—non-current	648,869	667,627
Operating lease liabilities—non-current	116,794	107,784
Convertible senior notes, net	490,222	1,011,725
Derivative liability	—	397,290
Other liabilities—non-current	27,436	35,842
Total liabilities	2,043,524	3,069,844
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,245,180	2,386,579
Accumulated other comprehensive income	2,030	557
Accumulated deficit	(2,522,192)	(3,145,533)
Total stockholders’ deficit	(274,977)	(758,392)
Total liabilities and stockholders’ deficit	$1,768,547	$2,311,452

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Revenue:
Product	$213,547	$174,798	$405,991	$330,550
Support, entitlements and other services	133,220	171,584	255,544	328,586
Total revenue	346,767	346,382	661,535	659,136
Cost of revenue:
Product (1)(2)	20,676	13,784	41,909	26,598
Support, entitlements and other services (1)	54,547	57,170	105,515	112,315
Total cost of revenue	75,223	70,954	147,424	138,913
Gross profit	271,544	275,428	514,111	520,223
Operating expenses:
Sales and marketing (1)(2)	304,936	261,071	596,774	518,361
Research and development (1)	139,088	135,571	277,294	271,375
General and administrative (1)	34,579	35,034	67,439	68,808
Total operating expenses	478,603	431,676	941,507	858,544
Loss from operations	(207,059)	(156,248)	(427,396)	(338,321)
Other expense, net	(5,863)	(126,001)	(10,903)	(204,733)
Loss before provision for income taxes	(212,922)	(282,249)	(438,299)	(543,054)
Provision for income taxes	4,642	5,141	8,565	9,384
Net loss	$(217,564)	$(287,390)	$(446,864)	$(552,438)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(1.13)	$(1.42)	$(2.34)	$(2.72)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	192,727	202,520	191,199	202,798
_________________________________________________
(1)	Includes the following stock-based compensation expense:
	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$1,458	$1,659	$2,570	$3,163
Support, entitlements and other services cost of revenue	5,140	5,764	9,891	11,525
Sales and marketing	31,185	30,031	58,960	62,258
Research and development	36,459	36,058	74,022	73,945
General and administrative	11,373	10,942	21,598	22,761
Total stock-based compensation expense	$85,615	$84,454	$167,041	$173,652

(2)	Includes the following amortization of intangible assets:
	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$3,694	$3,694	$7,388	$7,388
Sales and marketing	651	651	1,302	1,302
Total amortization of intangible assets	$4,345	$4,345	$8,690	$8,690

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended January 31,
	2020	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(446,864)	$(552,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,540	47,087
Stock-based compensation	167,041	173,652
Change in fair value of derivative liability	—	166,380
Amortization of debt discount and issuance costs	15,398	28,796
Operating lease cost, net of accretion	14,539	16,930
Impairment of lease-related assets	3,002	2,822
Non-cash interest expense	—	6,615
Other	(236)	4,354
Changes in operating assets and liabilities:
Accounts receivable, net	(1,848)	79,173
Deferred commissions	(35,422)	(67,677)
Prepaid expenses and other assets	9,064	(9,217)
Accounts payable	(3,428)	(2,602)
Accrued compensation and benefits	20,085	39,593
Accrued expenses and other liabilities	974	2,100
Operating leases, net	(13,039)	(16,523)
Deferred revenue	146,540	61,325
Net cash used in operating activities	(78,654)	(19,630)
Cash flows from investing activities:
Maturities of investments	299,380	260,852
Purchases of investments	(416,636)	(859,576)
Sales of investments	24,147	2,999
Purchases of property and equipment	(39,451)	(25,168)
Net cash used in investing activities	(132,560)	(620,893)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	26,486	21,904
Proceeds from the issuance of convertible notes, net of issuance costs	—	723,617
Repurchases of common stock	—	(125,079)
Net cash provided by financing activities	26,486	620,442
Net decrease in cash, cash equivalents and restricted cash	$(184,728)	$(20,080)
Cash, cash equivalents and restricted cash—beginning of period	399,520	321,991
Cash, cash equivalents and restricted cash—end of period	$214,792	$301,911
Restricted cash (1)	3,099	3,210
Cash and cash equivalents—end of period	$211,693	$298,701
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$11,195	$8,999
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$13,997	$7,621
Finance lease liabilities arising from obtaining right-of-use assets	$—	$1,960
_________________________________________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Total revenue	$346,767	$346,382	$661,535	$659,136
Change in deferred revenue	81,310	39,131	146,540	61,325
Total billings	$428,077	$385,513	$808,075	$720,461

Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$266,544	$305,946	$484,440	$584,111
Non-portable software revenue	59,131	21,661	136,702	41,704
Hardware revenue	8,542	1,321	18,266	2,050
Professional services revenue	12,550	17,454	22,127	31,271
Total revenue	$346,767	$346,382	$661,535	$659,136

Disaggregation of billings:
Subscription billings	$339,142	$339,168	$614,680	$633,091
Non-portable software billings	59,131	21,661	136,702	41,704
Hardware billings	8,542	1,321	18,266	2,050
Professional services billings	21,262	23,363	38,427	43,616
Total billings	$428,077	$385,513	$808,075	$720,461

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings and Run-rate Annual Contract Value
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$139,529	$159,208	$256,965	$285,956
Run-rate Annual Contract Value (Run-rate ACV)	$1,080,931	$1,384,823	$1,080,931	$1,384,823
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Subscription revenue	$266,544	$305,946	$484,440	$584,111
Change in subscription deferred revenue	72,598	33,222	130,240	48,980
Subscription billings	$339,142	$339,168	$614,680	$633,091

Professional services revenue	$12,550	$17,454	$22,127	$31,271
Change in professional services deferred revenue	8,712	5,909	16,300	12,345
Professional services billings	$21,262	$23,363	$38,427	$43,616

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$275,428	$7,423	$3,694	$—	$—	$—	$—	$286,545
Gross margin	79.5%	2.1%	1.1%	—	—	—	—	82.7%
Operating expenses:
Sales and marketing	261,071	(30,031)	(651)	—	—	—	—	230,389
Research and development	135,571	(36,058)	—	—	—	—	—	99,513
General and administrative	35,034	(10,942)	—	(467)	—	—	—	23,625
Total operating expenses	431,676	(77,031)	(651)	(467)	—	—	—	353,527
Loss from operations	(156,248)	84,454	4,345	467	—	—	—	(66,982)
Net loss	$(287,390)	$84,454	$4,345	$467	$101,640	$21,751	$609	$(74,124)
Weighted shares outstanding, basic and diluted	202,520							202,520
Net loss per share, basic and diluted	$(1.42)	$0.42	$0.02	$—	$0.50	$0.11	$—	$(0.37)
_________________________________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and non-cash interest expense
(6)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$520,223	$14,688	$7,388	$287	$—	$—	$—	$—	$542,586
Gross margin	78.9%	2.2%	1.1%	0.1%	—	—	—	—	82.3%
Operating expenses:
Sales and marketing	518,361	(62,258)	(1,302)	—	—	—	—	—	454,801
Research and development	271,375	(73,945)	—	(2,535)	—	—	—	—	194,895
General and administrative	68,808	(22,761)	—	—	(973)	—	—	—	45,074
Total operating expenses	858,544	(158,964)	(1,302)	(2,535)	(973)	—	—	—	694,770
Loss from operations	(338,321)	173,652	8,690	2,822	973	—	—	—	(152,184)
Net loss	$(552,438)	$173,652	$8,690	$2,822	$973	$166,380	$35,411	$1,002	$(163,508)
Weighted shares outstanding, basic and diluted	202,798								202,798
Net loss per share, basic and diluted	$(2.72)	$0.86	$0.04	$0.01	$—	$0.82	$0.18	$—	$(0.81)
_________________________________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2020
	(in thousands, except percentages and per share data)
Gross profit	$271,544	$6,598	$3,694	$537	$—	$—	$—	$282,373
Gross margin	78.3%	1.8%	1.1%	0.2%	—	—	—	81.4%
Operating expenses:
Sales and marketing	304,936	(31,185)	(651)	—	—	—	—	273,100
Research and development	139,088	(36,459)	—	(2,465)	—	—	—	100,164
General and administrative	34,579	(11,373)	—	—	(154)	—	—	23,052
Total operating expenses	478,603	(79,017)	(651)	(2,465)	(154)	—	—	396,316
Loss from operations	(207,059)	85,615	4,345	3,002	154	—	—	(113,943)
Net loss	$(217,564)	$85,615	$4,345	$3,002	$154	$7,763	$405	$(116,280)
Weighted shares outstanding, basic and diluted	192,727							192,727
Net loss per share, basic and diluted	$(1.13)	$0.44	$0.03	$0.02	$—	$0.04	$—	$(0.60)
_________________________________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and debt issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Six Months Ended January 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Six Months Ended January 31, 2020
	(in thousands, except share and per share data)
Gross profit	$514,111	$12,461	$7,388	$537	$—	$—	$—	$534,497
Gross margin	77.7%	1.9%	1.1%	0.1%	—	—	—	80.8%
Operating expenses:
Sales and marketing	596,774	(58,960)	(1,302)	—	—	—	—	536,512
Research and development	277,294	(74,022)	—	(2,465)	—	—	—	200,807
General and administrative	67,439	(21,598)	—	—	(507)	—	—	45,334
Total operating expenses	941,507	(154,580)	(1,302)	(2,465)	(507)	—	—	782,653
Loss from operations	(427,396)	167,041	8,690	3,002	507	—	—	(248,156)
Net loss	$(446,864)	$167,041	$8,690	$3,002	$507	$15,398	$618	$(251,608)
Weighted shares outstanding, basic and diluted	191,199							191,199
Net loss per share, basic and diluted	$(2.34)	$0.87	$0.05	$0.02	$—	$0.08	$—	$(1.32)
_________________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2021	2020	2021
	(in thousands)
Net cash used in operating activities	$(52,491)	$(15,557)	$(78,654)	$(19,630)
Purchases of property and equipment	(21,248)	(12,916)	(39,451)	(25,168)
Free cash flow	$(73,739)	$(28,473)	$(118,105)	$(44,798)

Contacts

Investor Contact:
Tonya Chin
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com